Exhibit 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) to amend the 1995 Non-Qualified Stock Option Plan, File No. 333-7735, for Butler National Corporation, of our report date July 26, 1997, included in Butler National Corporation's Annual Report on Form 10-K for the year ended April 30, 1997, and to all references to our firm included in this Registration Statement.



                                           ARTHUR ANDERSEN LLP


Kansas City, Missouri
February 20, 1998